     As filed with the Securities and Exchange Commission on July 10, 1998

                                                    Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              ------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ------------------

                            STERLING SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)

                        300 CRESCENT COURT, SUITE 1200
                             DALLAS, TEXAS  75201
                                (214) 981-1000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

       DELAWARE                                            75-2623341
(State of incorporation)                                  (I.R.S. Employer
                                                          Identification Number)

                  MYSTECH ASSOCIATES, INC. STOCK OPTION PLAN
                           (Full title of the plan)

                          DON J. MCDERMETT, JR., ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            STERLING SOFTWARE, INC.
                        300 CRESCENT COURT, SUITE 1200
                             DALLAS, TEXAS  75201
                                (214) 981-1000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                WITH A COPY TO:

                             MARK E. BETZEN, ESQ.
                          JONES, DAY, REAVIS & POGUE
                           2300 TRAMMELL CROW CENTER
                               2001 ROSS AVENUE
                             DALLAS, TEXAS  75201
                                (214) 220-3939
                              ------------------

                       CALCULATION  OF  REGISTRATION  FEE

=========================================================================================================================
Title of                                                          Amount        Offering     Aggregate     Amount of
Securities to                                                      to be        Price per    Offering    Registration
be Registered                                                    Registered (2)  Share (3)    Price (3)     Fee (4)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10 per share  (1). . . . . . .           174,146      $10.4876     $1,826,369     $538.78
=========================================================================================================================

  (1) Includes associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $.10 per share, of Sterling Software, Inc. ("Sterling Software").
  (2) Represents the number of shares of Common Stock, par value $0.10 per share, of Sterling Software ("Common Stock") issuable upon the exercise of options granted pursuant to the Mystech Associates, Inc. Stock Option Plan, as amended (the "Plan"), that were outstanding at the effective time of the merger of Mystech Associates, Inc. with a wholly owned subsidiary of Sterling Software (the "Options"). Pursuant to Rule 416, there are registered hereunder such indeterminate number of additional shares as may become issuable upon the exercise of Options as a result of the antidilution provisions contained in the Plan.
  (3) The aggregate offering price represents the aggregate price payable upon the exercise of the Options. The offering price per share represents the quotient obtained by dividing the aggregate offering price by the number of shares of Common Stock issuable upon the exercise of the Options.
  (4) Computed in accordance with Rule 457(h).
================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                               EXPLANATORY NOTE

          The information called for by Part I of this Registration Statement on Form S-8 (this "Registration Statement") will be sent or given to holders of Options in accordance with the provisions of Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by Sterling Software with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference, as of their respective dates, in this Registration Statement:

          (a) Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (Commission File No. 1-8465);

          (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1997 and March 31, 1998 and Current Report on Form 8-K, dated June 21, 1998;

          (c) Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held on March 11, 1998; and

          (d) Registration Statement on Form 8-A/A filed with the Commission on May 27, 1998.

In addition, all documents hereafter filed by Sterling Software pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable (securities to be offered are registered under Section 12 of the Exchange Act).

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Certain legal matters in connection with the validity of the Common Stock registered hereby will be passed upon for Sterling Software by Jones, Day, Reavis & Pogue. Michael C. French, a consultant to Jones, Day, Reavis & Pogue, is a director and an employee of Sterling Software.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sterling Software's Certificate of Incorporation (the "Certificate") provides that the personal liability of directors of Sterling Software to Sterling Software is eliminated to the maximum extent permitted by Delaware law. The Certificate and Sterling Software's Bylaws (the "Bylaws") provide for the indemnification of the directors, officers, employees and agents of Sterling Software and its subsidiaries to the fullest extent that may be permitted by Delaware law from time to time, and the Bylaws provide for various procedures relating thereto.

          Although the Certificate generally absolves Sterling Software's directors from personal liability for monetary damages resulting from breaches of their fiduciary duty of care, Sterling Software's directors remain liable for breaches of their duty of loyalty to Sterling Software and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. In addition, the Certificate does not absolve directors of liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

          Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of conduct is applicable in the case of a derivative action, but indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

          As authorized by the Certificate, Sterling Software has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide for, among other things, (i) the indemnification by Sterling Software of the indemnitees thereunder to the extent described above, (ii) the advancement of attorneys' fees and other expenses, and
(iii) the establishment, upon approval by Sterling Software's Board of Directors, of trusts or other funding mechanisms to fund Sterling Software's indemnification obligations thereunder.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

     4.1 Certificate of Incorporation (previously filed as an exhibit to Sterling Software's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference)

     4.2 Bylaws (previously filed as an exhibit to Sterling Software's Registration Statement on Form 8-A/A filed on May 27, 1998 and incorporated herein by reference)

     4.3 Form of Common Stock Certificate (previously filed as an exhibit to Sterling Software's Registration Statement No. 2-86825 and incorporated herein by reference)

     4.4 Rights Agreement, dated December 18, 1996, between Sterling Software and BankBoston, N.A., as Rights Agent (previously filed as an exhibit to Sterling Software's Current Report on Form 8-K dated December 18, 1996 and incorporated herein by reference)

     4.5 First Amendment to Rights Agreement, dated as of March 12, 1998, between Sterling Software and BankBoston, N.A., as Rights Agent (previously filed as an exhibit to Sterling Software's Registration Statement on Form 8-A/A filed April 3, 1998 and incorporated herein by reference)

     5.1  Opinion of Jones, Day, Reavis & Pogue

    23.1  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

    23.2  Consent of Ernst & Young LLP

    24.1  Powers of Attorney

ITEM 9.   UNDERTAKINGS

          A.  The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 10, 1998.


                                STERLING SOFTWARE, INC.


                                By:         /s/ Don J. McDermett, Jr.
                                    --------------------------------------------
                                                Don J. McDermett, Jr.
                                    Senior Vice President and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 10, 1998.

     Signatures                                  Title
     ----------                                  -----
         *                     Chief Executive Officer and President; Director
-----------------------                 (Principal Executive Officer)
 Sterling L. Williams

         *                    Senior Vice President and Chief Financial Officer
-----------------------          (Principal Financial and Accounting Officer)
 R. Logan Wray

         *                             Chairman of the Board; Director
-----------------------
 Sam Wyly

         *                           Vice Chairman of the Board; Director
-----------------------
 Charles J. Wyly, Jr.

         *                                         Director
-----------------------
 Evan A. Wyly

         *                                         Director
-----------------------
 Phillip A. Moore

         *                                         Director
-----------------------
 Michael C. French

         *                                         Director
-----------------------
 Donald R. Miller

         *                                         Director
-----------------------
 Robert J. Donachie

         *                                         Director
-----------------------
 Alan W. Steelman


*The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.


                                By:         /s/ Don J. McDermett, Jr.
                                   -------------------------------------------
                                                Don J. McDermett, Jr.
                                                  Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit No.                           Description
-----------                           -----------

     4.1 Certificate of Incorporation (previously filed as an exhibit to Sterling Software's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference)

     4.2 Bylaws (previously filed as an exhibit to Sterling Software's Registration Statement on Form 8-A/A filed on May 27, 1998 and incorporated herein by reference)

     4.3 Form of Common Stock Certificate (previously filed as an exhibit to Sterling Software's Registration Statement No. 2-86825 and incorporated herein by reference)

     4.4 Rights Agreement, dated December 18, 1996, between Sterling Software and BankBoston, N.A., as Rights Agent (previously filed as an exhibit to Sterling Software's Current Report on Form 8-K dated December 18, 1996 and incorporated herein by reference)

     4.5 First Amendment to Rights Agreement, dated as of March 12, 1998, between Sterling Software and BankBoston, N.A., as Rights Agent (previously filed as an exhibit to Sterling Software's Registration Statement on Form 8-A/A filed April 3, 1998 and incorporated herein by reference)

     5.1       Opinion of Jones, Day, Reavis & Pogue

    23.1       Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

    23.2       Consent of Ernst & Young LLP

    24.1       Powers of Attorney